Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-108702) pertaining to the 2003 Incentive Award Plan of Cogent Communications Group, Inc. of our report dated March 30, 2005, with respect to the consolidated financial statements and schedules of Cogent Communications Group, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

McLean, VA
March 30, 2005